UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 19, 2006

Sunterra Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-13815	95-4582157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3865 W. Cheyenne Ave.
North Las Vegas, NV	89032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(702) 804-8600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The Board of Directors approved a form of indemnification agreement attached as Exhibit 10.1 hereto (the “Indemnification Agreement”) to provide for the indemnification of the Company’s directors and officers (the “Indemnitees”). On September 19, 2006, the Company entered into Indemnification Agreements in the form filed as Exhibit 10.1 hereto with each of its current directors except for Nicholas Benson.

The rights of the Indemnitee under the Indemnification Agreement complement any rights the Indemnitee may already have under the Company’s charter or bylaws or Maryland law or otherwise. The Indemnification Agreement requires the Company to advance all reasonable expenses incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee is, or is threatened to be, made a party or a witness and to indemnify for certain expenses where wholly or partly successful, subject to certain exceptions. In addition, the Indemnification Agreement establishes guidelines as to the defense and settlement of claims by the parties, the relevant burden of proof and the period of limitations.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2006

SUNTERRA CORPORATION

By:	/s/ Frederick C. Bauman
	Name:	Frederick C. Bauman
	Title:	Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement

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